                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 6th day of September, 2001, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time, (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), the retail mutual funds comprising the Lord Abbett Family of Funds, including each investment company and separate investment portfolio thereof, whether existing as the date above or established subsequent thereto (hereinafter, each a "FUND" and collectively, the "FUNDS"), and Lord Abbett Distributor LLC, a New York limited liability corporation (hereinafter the "UNDERWRITER").

                                  WITNESSETH:

WHEREAS, beneficial interests in each Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, each Fund is registered as or is a separate investment series of an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT"), and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Underwriter is the principal underwriter for the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class P Shares ("SHARES") in the Funds on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Underwriter is authorized to sell such Shares to unit investment trusts such as the Separate Accounts at net asset value; and

WHEREAS, each respective Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act ("RULE 12B-1") relating to Shares of such Fund (the "RULE 12B-1 PLAN") which is described in such Fund's Prospectus and Statement of Additional Information; and

WHEREAS, each respective Fund's Rule 12b-1 Plan authorizes both the Fund to pay distribution and service fees to the Underwriter and the Underwriter to enter agreements with certain authorized institutions which may provide for the payment to such authorized institutions of distribution and service fees which the Underwriter receives from the Fund to provide additional incentives to such authorized institutions to sell Shares and to provide continuing information and investment services to their accounts holding Shares and to otherwise encourage their accounts to remain invested in the Shares;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

           ARTICLE I. Purchase and Redemption of Shares of the Funds.

1.1 The Funds and the Underwriter agree to sell to the Company those Shares of the Funds which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or its designee of such order. For purposes of this Section, the Company shall be the designee of the Funds for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the Funds; provided that the Funds or the Underwriter receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 7:00 a.m. Eastern Time (NSCC cycle 8) on the next following Business Day. The Funds will receive all orders to purchase Shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Funds will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Shares of the Funds by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Shares of the Funds in accordance with this section using the NSCC's Fund/SERVE System. Payment shall be in federal funds transmitted by wire from the Funds' designated Settling Bank to the NSCC. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows Funds' and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Funds to perform such settlement services on behalf of the Funds and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Funds for Shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to sell the Company those Shares of the Funds which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee of such order. For purposes of this Section, the Company shall be the designee of the Funds for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Funds; provided that the Funds or the Underwriter receives notice of such order via a mutually agreed upon procedure by 9:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Shares of the Funds by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Shares of the Funds in accordance with this section. Payment shall be in federal funds transmitted by wire to the Funds' designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculates their net asset value pursuant to the rules of the SEC.

1.2 Subject to Section 8 below, the Funds and the Underwriter agree to make Shares of the Funds available for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Funds (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

1.3 The Funds and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional Shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Funds; provided the Funds or the Underwriter receives notice of such request for redemption via the NSCC 7:00 a.m. Eastern Time (NSCC cycle 8) on the next following Business Day. The Funds will receive all orders to redeem Shares of the Funds using the NSCC's DCC&S platform. The Funds will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Shares of the Funds redeemed shall be made in accordance with this section using the NSCC's Fund/SERVE System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the Funds or the Underwriter receives notice of the redemption order from the Company provided that the Funds or the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Funds for Shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Funds and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional Shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Funds or their designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Funds for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Funds; provided the Funds or the Underwriter receives notice of such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Funds or the Underwriter receives notice of the redemption order from the Company provided that the Funds or the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

1.4 The Company agrees to purchase and redeem the Shares of the Funds offered by the then current prospectuses of the Funds in accordance with the provisions of the applicable prospectus.

1.5 The Company will place separate orders to purchase or redeem Shares of each Fund.

1.6 Issuance and transfer of the Funds' Shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Shares of the Funds will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.7 The Underwriter shall furnish same day notice to the Company of any income, dividends or capital gain distributions payable on the Funds' Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's Shares in the form of additional Shares of that Fund. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Funds.

1.8 The Underwriter shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but shall use its best efforts to make such net asset value available by no later than 6:30 p.m. Eastern Time on such Business Day.

                   ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Funds and the Underwriter represent and warrant that (i) Shares of the Funds sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Funds are and shall remain registered under the 1940 Act for as long as the Shares of the Funds are sold; (ii) the Funds shall amend the registration statements for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares; and (iii) the Funds shall register and qualify its Shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds or the Underwriter.

2.3 The Funds represents that each Fund (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Funds finance distribution expenses pursuant to Rule 12b-1, the Funds represents that their Board of Trustees or Directors, as applicable, including a majority of their Trustees/Directors who are not interested persons of the Funds, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Funds makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Shares of the Funds in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 Each Fund represents that it is lawfully organized and validly existing under the laws of its state of organization and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Funds represents and warrants that all of their Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Funds are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of Shares of the Funds pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Funds shall provide the Company at no charge with as many printed copies of the Funds' current prospectuses and statements of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Funds' current prospectuses and statements of additional information, the Funds shall provide such documentation in a mutually agreeable form and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectuses and/or statements of additional information for the Funds are amended during the year) to have the prospectus for the Contracts (if applicable) and the Funds' prospectuses printed together in one document or separately. The Company may elect to print the Funds' prospectuses and/or its statements of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). The Funds shall provide the Company at no charge with copies of the Funds' proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contractholders.

3.2(b). The Funds or the Underwriter shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to existing Contractholders. The Funds or the Underwriter shall pay for all costs for typesetting, printing and distributing proxy materials up to the maximum amount provided for by applicable regulation, if any.

3.3. Each Fund's statement of additional information shall be obtainable by Contractholders from the Funds, the Underwriter, the Company or such other person as the Funds may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Funds to Contractholders to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contractholders;

       B. vote Shares of the Funds held in the Separate Account in accordance with instructions received from Contractholders; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Shares of the Funds held in the Separate Account for which no timely instructions have been received, in the same proportion as Shares of such Fund for which instructions have been received from the Company's Contractholders. The Company reserves the right to vote Shares of the Funds held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Shares of the Funds held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Shares allocated to such Contracts only in accordance with the Company's agreements with such Contractholders.

3.5 The Funds will comply with all provisions of the 1940 Act requiring voting by shareholders. The Funds will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Funds will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Funds, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Funds, the Underwriter or any of their affiliates is described, at least 10 Business days prior to its use. No such literature or material shall be used without prior approval from the Funds, the Underwriter or their designee, however, the failure to object in writing within such 10 Business days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Except with the permission of the Funds or their designee, neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Funds or concerning the Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statements or prospectuses for the Funds' Shares, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds or their designee, which is used in a context that does not cause the information, representations or statements contained in the registration statements or prospectuses for the Funds' Shares, reports to shareholders or proxy statements for the Funds, or sales literature or other promotional material approved by the Funds or its designee to be untrue or omit information contained in such documentation otherwise required to be stated or necessary to make the information, representations, or statements not misleading.

4.3 The Funds shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least 10 Business days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within such 10 Business days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Except with the permission of the Company, neither the Funds nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contractholders or participants, or in sales literature or other promotional material approved by the Company, which is used in a context that does not cause the information, representations or statements contained in the Contracts, disclosure documents, registration statement or prospectus for the Contracts (if applicable), published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contractholders to participants, or sales literature or other promotional material approved by the Company to be untrue or omit information contained in such documentation otherwise required to be stated or necessary to make the information, representations, or statements not misleading.

4.5 The Funds will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Funds or their Shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6 The Company will provide to the Funds at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Funds and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Funds and the Underwriter. Except as provided in
Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Funds and the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Funds and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Funds and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Funds in connection with marketing the Funds without prior written consent of the Company. Upon termination of this Agreement for any reason, the Funds and Underwriter shall cease all use of any such names or marks.

                ARTICLE V. Shareholder and Distribution Services

5.1  Shareholder Services

(a)  Company agrees to provide the following shareholder services to the Funds:
(i) responding to inquiries from owners of Contracts using one or more of the Funds as an investment vehicle

("Contractholders") regarding the services performed by Company that relate to the Funds; (ii) providing information to the Funds and Contractholders with respect to Shares of the Funds attributable to Contractholder accounts; and
(iii) providing such other similar services as the parties may mutually agree, to the extent permitted under applicable federal and state requirements (collectively, the "Shareholder Services").

(b) In connection with the rendering of the Shareholder Services described in this Article II, the Company shall be deemed to be an independent contractor, and shall have no authority to act as agent for the Underwriter or the Funds in any matter.

(c) Subject to Section 5.3 below, the Underwriter shall pay Company a fee for its rendering of the Shareholders Services described in this Article V (the "Service Fee"). The Service Fee shall be calculated monthly and paid quarterly at the annual rate set forth on Schedule B attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. The parties agree that the Service Fee paid to the Company is for shareholder services only and does not constitute payment in any manner for investment advisory services or for costs of distribution.

5.2  Distribution Services

(a)  Company agrees to provide the following distribution services to the Funds:
(i) distributing any prospectuses and reports used for sales purposes of the Funds' Shares; (ii) preparing and/or distributing any advertising, promotional or sales literature and related expenses used for sales purposes of the Funds' Shares; (iii) education of broker-dealers and their representatives for sales purposes of the Funds' Shares; (iv) compensation of broker-dealers or sales personnel in connection with sales of the Shares; (v) recording the issuance and transfer (via net purchase orders) of Shares of the Funds; (vi) reconciling and balancing the Separate Accounts at the Fund level on the Funds' transfer agent's books to the Separate Account general ledger maintained by Company; (vii) determination of amounts available for investment in the Funds; (viii) the wiring of the monies to the Funds; and (ix) other similar distribution-related services or expenses as the parties may mutually agree to the extent permitted under applicable federal and state requirements (collectively, the "Distribution Services").

(b) Subject to Section 5.3 below, the Underwriter shall pay Company a fee for its rendering of the Distribution Services described in this Article V (the "Distribution Fee"). The Distribution Fee shall be calculated monthly and paid quarterly at the annual rate set forth on Schedule B attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. The parties agree that the Distribution Fee paid to the Company is for activities which are intended to result in the sale of such Fund's Shares as described in the Fund's Rule 12b-1 Plan and Rule 12b-1, and does not constitute payment in any manner for investment advisory services, administrative or shareholder services.

5.3  Fee Payment and Conditions

(a) The Underwriter will calculate the Service and Distribution Fees at the end of each month and will make payment to Company within 30 days after the end of each quarter. The fees will be accompanied by a statement showing the calculation of the amounts payable by the Underwriter and such other supporting data as may be reasonably requested by Company. Payment will be wired by the Underwriter to an account designated by Company.

(b) The parties hereto acknowledge that each Fund maintains the right at any time and from time to time without notice to the Company to amend its current Prospectus and its Rule 12b-1 Plan subject to the terms thereof and Rule 12b-1, which may include amending the amounts of the Distribution or Service Fees to be paid pursuant hereto. The Company understands that the Underwriter pays the Distribution and Service Fees hereunder out of the distribution and service fee payments it receives from the Funds and the Funds may increase or decrease the annual rates in their sole discretion. The Company therefore agrees to accept as compensation hereunder such increased or decreased amount as the Underwriter may receive from the Funds.

(c) After the effective date of any change in or discontinuance of any schedule of service fees, distribution fees or the termination of a 12b-1 Plan, any Service or Distribution Fees will be allowable or payable to Company only in accordance with such change, discontinuance or termination. If Underwriter overpays any Service or Distribution Fee, Company will remit such overpayment.

(d) The Company will provide the Underwriter with such information as the Underwriter may reasonably request and will cooperate with the Underwriter in the preparation of reports, if any, to be furnished to the Funds' Boards of Directors/Trustees concerning this Agreement and any fees or compensation paid or payable pursuant hereto, in addition to any other reports or filings that may be required by law.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

(a) Subject to Section 6.4 and 6.5 below, the Company agrees to indemnify and hold harmless the Funds, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Funds or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds' Shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Funds to the Company on behalf of the Funds for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares of the Funds; or

              (ii) arise out of or as a result of (a) statements or
                   representations by or on behalf of the Company (other than statements or representations contained in the Funds' registration statements, Fund prospectuses or sales literature or other promotional material of the Funds not supplied by the Company, or persons under its control and other than statements or representations authorized by the Funds or the Underwriter); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares of the Funds; or

              (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Funds' registration statements, Fund prospectuses, statements of additional information or sales literature or other promotional material of the Funds (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Funds or the Underwriter by the Company or persons under its control; or

              (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.5 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.5 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares of the Funds or the Contracts or the operation of the Funds.

6.2  Indemnification By the Underwriter

(a) Subject to Section 6.4 and 6.5 below, the Underwriter agrees, with respect to each Fund that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares of the Funds it distributes or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statements, prospectuses or statements of additional information for the Funds or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Funds or the Underwriter on behalf of the Company for use in the registration statements, prospectuses or statements of additional information for the Funds or in sales literature of the Funds (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Shares of the Funds; or

       (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Funds or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Funds or the Underwriter or persons under the control of the Funds or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Shares of the Funds; or

       (iii) arise out any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Funds or the Underwriter or persons under the control of the Funds or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Funds or the Under writer to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or results from any material breach of any representation and/or warranty made by the Underwriter or the Funds in this Agreement or arise out of result from any other material breach of this Agreement by the Underwriter or the Funds; except to the extent provided in Sections 6.2(b) and 6.5 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares of the Funds or the Contracts or the operation of the Separate Accounts.

6.3  Indemnification by the Funds

(a) Subject to Section 6.4 and 6.5 below, the Funds agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Funds) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares of the Funds or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statements, prospectuses or statements of additional information for the Funds or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Funds or the Underwriter on behalf of the Company for use in the registration statements, prospectuses or statements of additional information for the Funds or in sales literature of the Funds (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Shares of the Funds; or

       (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Funds or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Funds or the Underwriter or persons under the control of the Funds or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Shares of the Funds; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Funds or the Underwriter or persons under the control of the Funds or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Funds or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Funds; except to the extent provided in Sections 6.3(b) and 6.5 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.5 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Shares of the Funds or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification for Errors

In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Funds, the parties agree that each is obligated to make the Separate Accounts and/or the Funds, respectively, whole for any error or delay that it causes, subject in each case to the related Fund's policies on materiality of pricing errors, if applicable. In addition, the parties specifically agree that any indemnification relating to the costs of reprocessing of transactions will be limited to the reasonable costs of such reprocessing as may be necessary to adjust its respective accounting and/or record-keeping systems as a result of an error or delay; provided, however, that (1) there will be no costs payable with respect to any error or delay identified within two Business Days following the applicable trade date, and (2) the maximum amount as to which either party will be responsible for indemnification for reprocessing costs with respect to any error or delay is $2,000 per occurrence. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

6.5.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified

Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                     ARTICLE VIII. Approval and Termination

8.1  Approval

(a) This Agreement shall go into effect as of the date set forth above provided that no Service or Distribution Fee payments shall be made under this Agreement until the Agreement is approved by a vote of both (i) each Fund's Board of Directors/Trustees and by a vote of those Directors/Trustees who are not interested persons of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Distribution Plan or its related agreements, such as this Agreement, related to the Distribution Plan (the "Disinterested Directors/Trustees"), cast in person at a meeting called for the purpose of voting on the Distribution Plan and related agreements to the Distribution Plan as that term is used in the Rule.

(b) Subject to Section 8.1(a), Article V of this Agreement shall continue in effect (unless terminated) for an initial period of 2 years from date of this Agreement and thereafter if continuance is specifically approved at least annually by each Fund's Board of Directors/Trustees and Disinterested Directors/Trustees.

8.2  This Agreement shall terminate:

(a) at the option of any party upon ninety (90) days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Funds, the Underwriter upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of Shares of the Funds, which in the judgment of the Funds or the Underwriter are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

(c) at the option of the Company upon institution of formal proceedings against the Funds, the Underwriter or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of Shares of the Funds or the operation of the Funds which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's or the Funds' ability to perform its obligations under this Agreement; or

(d) at the option of the Company if a Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Fund may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

(f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that the Funds or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

(g) at the option of the Funds or the Underwriter if the Funds or the Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Funds or Underwriter.

8.3  Article V of this Agreement shall terminate:

(a) automatically in the event of assignment (as that term is used in Rule 12b-1) of this Agreement or if the Rule 12b-1 Plan is terminated; or

(b) at any time, without the payment of any penalty, on sixty (60) days written notice to the Company, by vote of a majority of the Disinterested
Directors/Trustees or by vote of a majority (as that term is used in Rule 12b-1) of the outstanding voting securities of each Fund.

8.4  Notice Requirement

(a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.2(b), 8.2(c) or 8.2(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
Section 8.2(d), said termination shall be effective upon the Funds' failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

(b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.2(f) or 8.2(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.5 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.2(a) may be exercised for any reason or for no reason.

8.6  Effect of Termination

(a) Notwithstanding any termination of this Agreement pursuant to Section 8.2(a) through 8.2(g) of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Funds and the Underwriter to continue to make available additional Shares of the Funds for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Shares of the Funds is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts unless such further sale of Shares of the Funds is proscribed by law, regulation or an applicable regulatory body.

(b) Notwithstanding any termination of this Agreement pursuant to Section 8.2(a) through 8.2(g) of this Agreement and subject to Section 5.3 of this Agreement, Funds and/or Underwriter shall remain obligated to pay Company the Service Fee and/or Distribution Fee in effect as of the date of termination for so long as Share are held by the Accounts and Company continues to provide the respective services to the Accounts. Such fees shall apply to Shares purchased both prior to and subsequent to the date of termination.

(c) The Provisions of this Agreement shall survive the termination with respect to (i) Shares made available pursuant to Selection 8.6(a), and (ii) Shares for which a fee continues to be due pursuant Selection 8.6(b).

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be demand duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notice shall be deemed given the date received or rejected by the addressee.

     If to the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Vice President, Investment Products Division

     with a copy to:

            General Counsel
            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089

     If to the Funds:

            Lord Abbett Family of Funds
            90 Hudson Street
            Jersey City, NJ 07302
            Attention: General Counsel

     with a copy to:

            Lord, Abbett & Co.
            90 Hudson Street
            Jersey City, NJ 07302
            Attention: Daria L. Foster

     If to the Underwriter:

            Lord Abbett Distributors LLC
            90 Hudson Street
            Jersey City, NJ 07302
            Attention: General Counsel

                            ARTICLE X Miscellaneous

10.1  Confidentiality

(a) Subject to 10.1(c) below and to law and regulatory authority, each party hereto shall treat as "Confidential Information" the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such Confidential Information without the express prior written consent of the affected party until such time as it may come into the public domain. The term "Confidential Information" shall also include other written information, clearly marked "Confidential," furnished by the each party to the other. With respect to a party, the term "Confidential Information" shall not include information which
(i) at the time of disclosure was already generally available to the public or subsequent to the time of disclosure, and through no fault the party, becomes generally available to the public, (ii) becomes available to the party on a non-confidential basis from a third party who represents to the party that it is not bound by a confidentiality agreement with the other party with respect thereto, or (iii) was known to the party prior to the date of this Agreement without any obligation to keep it confidential. In addition Fund holdings released to Company are considered "Confidential Information" until sixty (60) days from the time of such release unless otherwise approved for use by Company in accordance with Section IV above.

(b) Subject to 10.1(c) below, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, status and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies and individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(c) Either party may disclose Confidential Information and Personal Information without the other party's prior consent to the extent required by applicable law, regulation or legal or administrative authority.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement has been executed on behalf of the Funds by the undersigned officer of the Funds in his or her capacity as an officer of the Funds. The obligations of this Agreement shall be binding upon the assets and property of the Funds and each respective. Find thereof only and shall not be binding on any Director, officer or shareholder of the Funds individually. In addition, notwithstanding any other provision of this Agreement, no Fund shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Fund or from the application of this Agreement to any other Fund.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds. The Company shall notify the Funds and Underwriter of any additions it wishes to make to the list of Separate Accounts on SCHEDULE A by furnishing a signed written notice to the Funds and Underwriter in the form of an "Additional Separate Account Letter" which shall state name of the new Separate Account and include a revised SCHEDULE A. The Additional Separate Account Letter shall constitute an Amendment to this Agreement upon the signed acknowledgement of such Additional Separate Account Letter by both the Funds and Underwriter.

10.9 Subject to Section 8.3 above, this Agreement shall not be assigned without the prior written consent of the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         LORD ABBETT FAMILY OF FUNDS

By:     /s/ Olga Zalevsky               By:     /s/ Paul A. Hilstad
        ------------------------------          ------------------------------
Name:   Olga Zalevsky                   Name:   Paul A. Hilstad
Title:  Assistant Actuary               Title:  Vice President and Secretary

                                        LORD ABBETT DISTRIBUTOR LLC
                                        By: Lord, Abbett & Co., it's Managing
                                        Member

                                        By:     /s/ Daria L. Foster
                                                ------------------------------
                                        Name:   Daria L. Foster
                                        Title:  Partner

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC

                                   SCHEDULE B

The Underwriter agrees to pay the Company Distribution and Service Fees at the following annual rates based on the average daily net asset value of the respective Shares held by the Company's Separate Account(s).

FEE                                                                    RATE
--------------------------------------------------------------------------------
SERVICE FEE                                                             0.20%
DISTRIBUTION FEE                                                        0.25%

                AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT
                   Dated September 6, 2001 (the "Agreement")

                                    Between

                          LORD ABBETT FAMILY OF FUNDS
                          LORD ABBETT DISTRIBUTOR LLC

                                      And

                        HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT (the "Amendment") is made and entered into as of the 1st day of April, 2007 between Hartford Life Insurance Company ("Hartford"), and the Lord Abbett Family of Funds, including each investment company and separate investment portfolio thereof, whether existing as the date above or established subsequent thereto (hereinafter, each a "Fund" and collectively, the "Funds"), and Lord Abbett Distributor LLC, a New York limited liability corporation (hereinafter the "Underwriter").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, the parties agree as follows:

1.  Schedules A and B shall be replaced by the attached Schedules A and B.

2.  Section 5.1 shall be added as follows:

     5.4  ADMINISTRATIVE SERVICES

        (a) Company agrees to provide the following administrative services to the Funds: (i) maintenance of books and records related to Contractholders; (ii) wiring of monies to the Funds; (iii) acting as proxy agent with regard to Contractholders in connection with the holding of annual, if any, and special meetings of the holders of Shares of the Funds; (iv) receiving and tabulating votes cast by Contractholders by proxy and voting shares in proportion to Contractholder votes as required under the 1940 Act; and (v) providing confirmations of transactions relating to Fund shares as required by applicable law (collectively, the "Administrative Services").

        (b) Subject to Section 5.3 (a), the Funds shall pay Company a fee for its rendering of the Administrative Services described in this Article V (the "Administration Fee"). The Administration Fee shall be calculated monthly and paid quarterly at the annual rates set forth on Schedule B attached hereto and made part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. The Administration Fees shall not be paid pursuant to the Funds' 12b-1 Plan.

3.  Section 5.3(a) shall be amended and restated as follows:

        (a) The Underwriter will calculate the Service and Distribution Fees at the end of each month and will make payment to the Company within 30 days after the end of each quarter. The fees will be accompanied by a statement showing the calculation of the amounts payable by the Underwriter and such other supporting data as may be reasonably requested by Company. Payment will be wired by the Underwriter to an account designated by Company. The Funds will calculate the Administration Fees (as defined in Section 5.4) at the end of each month and will make payment to the Company within 30 days after the end of each quarter. The fees will be accompanied by a statement showing the calculation of the amounts payable by the Funds and such other supporting data as may be reasonably requested by Company. Payment will be wired by the Funds to an account designated by Company.

4. Attached as SCHEDULE C to this Amendment is a certification relating to the Company's internal procedures and policies regarding the timely handling of Fund orders, which the Company shall execute and deliver to the Funds upon the execution and delivery of this Amendment and adhere to throughout the term of the Agreement.

5. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY          LORD ABBETT FAMILY OF FUNDS

By:    /s/ Jason Frain                   By:    /s/ Lawrence H. Kaplan
       --------------------------------         --------------------------------
Name:  Jason Frain                       Name:  Lawrence H. Kaplan
Title: Assistant Vice President          Title: Vice President and Secretary
Date:  4/27/07                           Date:  4/25/07

                                         LORD ABBETT DISTRIBUTOR LLC
                                         By: Lord, Abbett & Co. LLC, its
                                         Managing Member

                                         By:    /s/ Lawrence H. Kaplan
                                                --------------------------------
                                         Name:  Lawrence H. Kaplan
                                         Title: Member and General Counsel
                                         Date:  4/25/07

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Two, Separate Account Eleven

                                   PORTFOLIOS

ALL CLASS A SHARES
ALL CLASS P SHARES

                                   SCHEDULE B

In consideration of the services provided by the Company, LORD ABBETT FAMILY OF FUNDS AND LORD ABBETT DISTRIBUTOR LLC, as applicable, agrees to pay the Company an amount equal to the following basis points per annum an the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter. Administration Fees shall be paid by Lord Abbett Family of Funds and Service and Distribution Fees shall be paid by Lord Abbett Distributor LLC.

                                           ADMINISTRATION        SERVICE AND
PORTFOLIO                                       FEES          DISTRIBUTION FEES
--------------------------------------------------------------------------------
ALL CLASS A SHARES                               0.25%               0.25%
ALL CLASS P SHARES                               0.25%               0.45%

                                   SCHEDULE C

      CERTIFICATION REGARDING CONTROLS OVER TIMING OF MUTUAL FUND TRADING

The undersigned company ("we" or the "Company") is responsible for establishing and maintaining effective internal policies and controls, including operational and system controls, with respect to the processing of orders we receive prior to and after the close of the New York Stock Exchange -- normally 4:00 p.m. Eastern Time (the "Close of Trading") for the purchase, redemption and exchange of shares of mutual funds ("Fund Orders"), including the mutual funds comprising the Lord Abbett Family of Funds (each, a "Fund").

We have followed all applicable rules and regulations and our internal policies regarding the timely handling of Fund Orders and have maintained effective internal controls over our ability to distinguish and appropriately process Fund Orders received prior to and after the Close of Trading, including operational and systems controls. Specifically, we certify that:

       - Our polices and procedures provide reasonable assurance that Fund Orders we receive prior to the Close of Trading are segregated from Fund Orders we receive after the Close of Trading and are properly transmitted to the Funds (or their agents) for execution at the current day's NAV.

       - Our polices and procedures provide reasonable assurance that Fund Orders we receive after the Close of Trading are properly transmitted to the Funds (or their agents) for execution at the next day's NAV.

       - Our policies and procedures provide reasonable assurance that transactional information relating to Fund Orders is delivered to the Funds (or their agents) in a timely manner.

       - We have designed procedures to provide reasonable assurance that our policies with regard to the receipt and processing of Fund Orders are complied with. Such procedures either prevent or detect on a timely basis instances of noncompliance with the policy over the receipt and processing of Fund Orders.

       - We have exercised reasonable due diligence to ensure that all relevant third parties, if any, to which we have designated the responsibility to distinguish Fund Orders received prior to and after the Close of Trading have in fact adopted and implemented policies and procedures designed to process Fund Orders in accordance with applicable law, regulation and the relevant Fund's registration statement.

       - We will not submit any Fund Orders at net asset value except to the extent that we reasonably believe that such Fund Orders are eligible to be purchased at net asset value pursuant to the terms of each Fund's Prospectus and Statement of Additional Information.

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Jason Frain
       --------------------------------
Name:  Jason Frain
Title: Assistant Vice President
Date:  4/27/07

                             AMENDMENT TO AGREEMENT

This Amendment to Agreement (the "AMENDMENT") is entered into and effective as of October 1, 2007, by and among Lord Abbett Distributor LLC ("LAD"), each of the investment companies comprising the Lord Abbett Family of Funds, including each separate investment portfolio, whether existing at the date of this Agreement or established subsequent thereto (each a "FUND," and collectively, "FUNDS") and Hartford Life Insurance Company ("SERVICE PROVIDER").

WHEREAS, the Funds, LAD and Service Provider have entered into an agreement pursuant to which shares of the Funds may be offered to employee benefit plans for which Service Provider provides recordkeeping and other administration services (the "AGREEMENT"); and

WHEREAS, the parties now desire to amend the Agreement to provide for the addition of a new Fund share class to the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, the parties agree to amend the Agreement as follows:

1. The Agreement shall be deemed to be amended to the extent necessary to reflect the inclusion of Class R3 shares of the Funds ("SHARES").

2. The fee paid to the Service Provider for recordkeeping and other administrative services relating to Shares shall be the same as the fee paid for such services on Class P shares of the Funds under the Agreement.

3. No fee shall be paid under the Agreement for Plans that select Class P Shares as a Plan option but have not done so prior to October 1, 2007, except to the extent that: (i) the Plan selects Class P Shares as a plan option by March 31, 2008, and (ii) the selection is based on a proposal or recommendation that can be shown to have been presented to the Plan before October 1, 2007.

4. In the event of any inconsistencies between the Agreement and this Amendment, the terms of this Amendment shall govern. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be entered into as of date first above written.

THE LORD ABBETT FAMILY OF FUNDS      HARTFORD LIFE INSURANCE COMPANY

    /s/ Lawrence H. Kaplan           By:     /s/ Martin A. Swanson
    -------------------------------          ------------------------------
    Lawrence H. Kaplan               Name:   Martin A. Swanson
    Vice President and Secretary     Title:  Vice President

LORD ABBETT DISTRIBUTOR LLC

By: Lord, Abbett & Co. LLC,
its Managing Member

    /s/ Lawrence H. Kaplan
    -------------------------------
    Lawrence H. Kaplan
    Member

                             THIRD AMENDMENT TO THE
                      RETAIL FUND PARTICIPATION AGREEMENT

Pursuant to Section 10.8 of the Retail Fund Participation Agreement dated September 6, 2001 (the "Agreement") by and among Hartford Life Insurance Company, the Lord Abbett Family of Funds, and Lord Abbett Distributor LLC, as amended as of April 1, 2007 (the "First Amendment"), and October 1, 2007 (the "Second Amendment"), the Agreement is hereby further amended as provided below, effective as of October 31, 2009:

1. Hartford Securities Distribution Company, Inc., a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1934, as amended, a member of the Financial Industry Regulatory Authority ("FINRA"), and an affiliate of Hartford Life Insurance Company, is hereby added as a party to this Agreement. Hartford Securities Distribution Company, Inc. shall be defined as "HSD," Hartford Life Insurance Company shall be defined as "Hartford Life" and HSD and Hartford Life shall be collectively defined as "Company" under the Agreement, unless a different definition is supplied in the Agreement for a particular section or context indicates that "Company" is more appropriately defined as Hartford Life or HSD.

2. The sixth Whereas section of the Agreement shall be deleted and replaced in its entirety with the following new sixth Whereas section:

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class A, Class P, Class R3 and Class I shares ("Shares") in the Funds on behalf of each corresponding Separate Account set forth on Schedule A to fund the Contracts and the Underwriter is authorized to sell such Shares to unit investment trusts such as the Separate Accounts at net asset value; and

3. The first sentence of Section 2.6 of the Agreement is replaced by the following sentence:

     The Underwriter and HSD each represent and warrant that it is and will at all times during the term of this Agreement be a member in good standing of FINRA and registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute Shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

4. Section 9.1(a) is hereby amended to add the following to the end of this section:

     If to Hartford Securities:

            Hartford Securities Distribution Company, Inc.
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: General Counsel

5. Section 10.3 is hereby deleted in its entity and restated to read as follows:

     10.3 This Agreement and any amendments hereto may be executed simultaneously in two or more counterparts, each of which shall be an original and each of which shall constitute one and the same instrument.

6. All references to "Company" in Section 5.4 of the Agreement shall be replaced by "Hartford Life."

7. Section 5.1 of the Agreement shall be replaced in its entirety by the following new Section 5.1:

5.1  Shareholder Services

       (a) Hartford Life agrees to provide the following shareholder services to the Underwriter: (i) responding to inquiries from owners of Contracts using one or more of the Funds as an investment vehicle ("Contractholders") regarding the services performed by Hartford Life that relate to the Funds; (ii) providing information to the Underwriter and Contractholders with respect to Shares of the Funds attributable to Contractholder accounts; and (iii) providing such other similar services as the parties may mutually agree, to the extent permitted under applicable federal and state requirements (collectively, the "Shareholder Services").

       (b) In connection with the rendering of the Shareholder Services described in this Article V, Hartford Life shall be deemed to be an independent contractor, and shall have no authority to act as agent for the Underwriter or the Funds in any matter.

       (c) Subject to Section 5.3 below, the Underwriter shall pay Hartford Life a fee for its rendering of the Shareholder Services described in this Article V (the "Shareholder Services Fee"). The Shareholder Services Fee shall be calculated monthly and paid quarterly at the annual rate set forth on Schedule B attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. The parties agree that the Shareholder Services Fee paid to Hartford Life is for Shareholder Services only and does not constitute payment in any manner for investment advisory services or for costs of distribution.

8. Section 5.2 of the Agreement shall be replaced in its entirety by the following new Section 5.2:

5.2  Distribution Services

    (a)  HSD agrees to provide the following distribution services to the
         Underwriter: (i) distributing any prospectuses and reports with respect to the Funds' Shares used for sales purposes; (ii) preparing and/or distributing any advertising, promotional or sales literature used for sales purposes with respect to the Funds' Shares and bearing any related expenses; (iii) educating broker-dealers and their representatives for sales purposes with respect to the Funds' Shares;
         (iv) compensating broker-dealers or sales personnel in connection with sales of the Funds' Shares; (v) recording the issuance and transfer (via net purchase orders) of Shares of the Funds; (vi) reconciling and balancing the Separate Accounts at the Fund level on the Funds' transfer agent's books to the Separate Account general ledger maintained by Hartford Securities or an affiliate; (vii) determining amounts available for investment in the Funds; (viii) wiring monies to the Funds; and (ix) other similar distribution-related services or expenses as the parties may mutually agree to the extent permitted under applicable federal and state requirements (collectively, the "Distribution Services").

    (b) Subject to Section 5.3 below, the Underwriter shall pay HSD a fee for its rendering of the Distribution Services described in this Article V (the "Distribution Fee"). The Distribution Fee shall be calculated monthly and paid quarterly at the annual rate set forth on Schedule B attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. The parties agree that the Distribution Fee paid to HSD is for activities which are intended to result in the sale of such Fund's Shares as described in the Fund's Rule 12b-1 Plan and Rule 12b-1, and does not constitute payment in any manner for investment advisory services, administrative or shareholder services.

9. Section 5.3 (a) of the Agreement shall be replaced in its entirety by the following new Section 5.3 (a):

       (a) The Underwriter will calculate Shareholder Services Fees (as defined in Section 5.1(c)) and Distribution Fees (as defined in Section 5.2(b)) at the end of each month and will make payment to HSD and Hartford Life, as applicable, within 30 days after the end of each calendar quarter. The fees will be accompanied by a statement showing the calculation of the amounts payable by the Underwriter and such other supporting data as may be reasonably requested by Company. Payment of such Shareholder Service Fees and Distribution Fees will be wired by the Underwriter to an account designated by the Company. The Funds will calculate the Administration Fees (as defined in section 5.4) at the end of each month and will make payment to the Company within 30 days after the end of each calendar quarter. The fees will be accompanied by a statement showing the calculation of the amounts payable by the Underwriter and such other supporting data as may be reasonably requested by Company. Payment will be wired by the Underwriter to an account designated by the Company.

10. Schedule B of the Agreement shall be replaced in its entirety by attached new Schedule B.

11. In the event of any inconsistencies between the Agreement and this Amendment, the terms of this Amendment shall govern. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement.

HARTFORD LIFE INSURANCE COMPANY      HARTFORD SECURITIES DISTRIBUTION
                                     COMPANY, INC.

By:  /s/ Richard E. Cady              By:    /s/ Richard E. Cady
     -------------------------------         ------------------------------

    Richard E. Cady                           Richard E. Cady
    ----------------------------------------  ------------------------------
    Print name and title                      Print name and title

    May 25, 2010                              May 25, 2010
    ----------------------------------------  ------------------------------
    Date                                      Date

LORD ABBETT FAMILY OF FUNDS           LORD ABBETT DISTRIBUTOR LLC
                                      BY: LORD, ABBETT & CO. LLC, ITS
                                      MANAGING MEMBER

By:  /s/ Lawrence H. Kaplan           By:    /s/ Lawrence H. Kaplan
     -------------------------------         ------------------------------
     Lawrence H. Kaplan                      Lawrence H. Kaplan
     Vice President and Secretary            Member

    5/12/10                                   5/12/10
    ----------------------------------------  ------------------------------
    Date                                      Date

                                   SCHEDULE B

In consideration of the Administrative Services provided by Hartford Life, the Funds agree to pay Hartford Life Administration Fees at the below annual rate based on the average daily net asset value of the respective Shares held by Hartford Life's Separate Account(s).

In consideration of the Shareholder Services provided by Hartford Life, the Underwriter agrees to pay Hartford Life Shareholder Services Fees at the below annual rate based on the average daily net asset value of the respective Shares held by Hartford Life's Separate Account(s).

In consideration of the Distribution Services provided by Hartford Securities, the Underwriter agrees to pay Hartford Securities Distribution Fees at the below annual rate based on the average daily net asset value of the respective Shares held by Hartford Life's Separate Account(s).

Administration Fees, Shareholder Services Fees, and Distribution Fees shall be paid by the Funds and Underwriter, as applicable, within thirty (30) days after the end of each quarter.

                                  ADMINISTRATION      SHAREHOLDER SERVICE    DISTRIBUTION FEES
                                 FEES (PAYABLE BY      FEES (PAYABLE BY       (PAYABLE BY THE
PORTFOLIO                           THE FUNDS)         THE UNDERWRITER)        UNDERWRITER)
-----------------------------------------------------------------------------------------------
CLASS A SHARES                          0.25%                 0.25%*                0.00%
CLASS P SHARES**                        0.25%                 0.25%                 0.20%
CLASS R3 SHARES                         0.25%                 0.25%                 0.25%
CLASS I SHARES***                       0.10%                 0.00%                 0.00%

------------

* This fee may be reduced for certain Funds in accordance with the Prospectus or other information made available by the Underwriter.

**  Class P Shares are closed to new retirement plans.

*** Class I Shares of the Funds are available for purchase only with respect to Plans for which the total amount of potential investable Plan assets exceeds $10,000,000, or another amount set forth in the applicable current Fund Prospectus.